UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016 (July 19, 2016)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(203) 276-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the Company’s Current Report on Form 8-K dated May 27, 2016 and filed with the Securities and Exchange Commission on such date, on May 26, 2016, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Purchasers”). Two of the Purchasers, Paul Leand and Gary Vogel (the Company’s chief executive officer), are directors of the Company and the other Purchasers are current shareholders of the Company.

On July 19, 2016, the Company and the Purchasers entered into an amendment to the Purchase Agreement (the “First Amendment to the Purchase Agreement”) to amend the optional termination date of the Purchase Agreement by changing such date from August 1, 2016 to September 1, 2016.

The foregoing description of the First Amendment to the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.

The principal factors that affect our financial position, results of operations and cash flows include charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of our discussions with the agent of our credit facility regarding the calculation of collateral covenants, (xi) the outcome of legal proceeding in which we are involved; and (xii) and other factors listed from time to time in our filings with the SEC.

We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01.     Financial Statements and Exhibits.

The following exhibits are furnished herewith:

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Purchase Agreement, dated as of July 19, 2016, by and between Eagle Bulk Shipping Inc. and the Purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: July 20, 2016	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Purchase Agreement, dated as of July 19, 2016, by and between Eagle Bulk Shipping Inc. and the Purchasers party thereto.